UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C . 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 11, 2017, Biostage, Inc. (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with Bin Zhao (including such investor’s designees, the “Investors”), pursuant to which the Company will issue to the Investors in a private placement (the “Private Placement”) 40,000,000 shares of its common stock at a purchase price of $0.10 per share or, to the extent the Investors, following the transaction, would own more than 49.99% of the Company’s common stock, shares of a new class of preferred stock of the Company (the “Preferred Stock”) with a per-share purchase price of $1,000. Pursuant to the terms of the MOU, on December 11, 2017, the Investors paid a $300,000 deposit towards the purchase price for the Private Placement.

Additionally, the Investors will receive warrants (the “Warrants”) to purchase 60,000,000 shares of the Company’s common stock (or, to the extent the Investors would more than 49.99% of the Company’s common stock, shares of Preferred Stock). The Warrants will have an exercise price of $0.10 per share.

The Preferred Stock will be entitled to vote on any matters to which shares of the Company’s common stock are entitled to vote, on an as-if-converted basis. The Preferred Stock will include an ownership limitation that will limit the Investors and their affiliates to owning no more than 49.99% of the Company’s common stock. Additionally, the Company has agreed to grant board representation and nomination rights to Investors and their affiliates, with two director nominees initially and, to the extent that the Investors and their affiliates beneficially own more than 50% of the Company’s common stock (assuming conversion of all shares of Preferred Stock held by such persons), enough director nominees such that the director nominees of the Investors and their affiliates shall constitute a majority of the Company’s board of directors (but no more than is necessary to constitute such a majority).

Pursuant to the MOU, the Company may identify other investors who may participate in the Private Placement on the same financial terms as the Investors, for gross proceeds of up to $2.0 million. In the event such other investors participate in the Private Placement, then the Investors may elect to purchase additional securities in the Private Placement, on the same terms, to the extent necessary to maintain the same post-transaction percentage of voting power that the Investors would have received if no such additional parties participated in the Private Placement.

The Private Placement is conditioned on satisfaction of customary closing conditions and on the Company completing a reverse stock split, as previously approved by its stockholders, such that the Company will have sufficient authorized but unissued shares of common stock to accommodate the issuance of shares of common stock in the Private Placement, along with all shares of common stock issuable upon exercise of the Warrants and conversion of the Preferred Stock. The numbers of securities, purchase price per share of common stock and exercise price of the Warrants will be adjusted to reflect such reverse stock split. The definitive agreements relating to the Private Placement will include customary representations, warranties and covenants. The MOU is binding upon both the Company and Bin Zhao.

The MOU is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the MOU is subject to, and qualified in its entirety by, the text of the MOU, which is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the shares of common stock, the shares of Preferred Stock and the Warrants is hereby incorporated by reference into this Item 3.02. The shares of common stock, the Warrants (including shares of common stock issuable upon exercise of the Warrants) and the shares of Preferred Stock (including shares of common stock issuable upon conversion of the Preferred Stock) will be sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 8.01.	Other Events.

On December 14, 2017, the Company issued a press release announcing its entry into the MOU with Bin Zhao. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Memorandum of Understanding by and between Biostage, Inc. and Bin Zhao, dated December 11, 2017.
99.1	Press Release issued by Biostage, Inc. on December 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

December 14, 2017	/s/ Thomas McNaughton
(Date)	Thomas McNaughton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Memorandum of Understanding by and between Biostage, Inc. and Bin Zhao, dated December 11, 2017.
99.1	Press Release issued by Biostage, Inc. on December 14, 2017.